Exhibit 2.4

                                    WPJ, INC.
                        D/B/A INTEGRATED MEDICAL SYSTEMS
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                   (Unaudited)

Net revenues for services                                         $1,041,468

Cost of revenues for services                                        215,587
                                                           ------------------
                 Gross profit                                        825,881

General and administrative expenses                                  518,773
                                                           ------------------
                 Income from operations                              307,108

Other income (expense):
        Interest income                                                  305
        Interest expense                                              (1,087)
        Loss on disposal of equipment                                (20,780)
                                                           ------------------
                 Income before provision for income taxes            285,546

Provision for income taxes                                             1,071
                                                           ------------------
                 Net income                                         $284,475
                                                           ==================